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                                                                   EXHIBIT 10.17

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                                    OPEN END
                         MORTGAGE AND SECURITY AGREEMENT


         THIS MORTGAGE IS AN OPEN-END MORTGAGE AS PROVIDED IN CHAPTER 81 OF THE PENNSYLVANIA JUDICIARY AND JUDICIAL PROCEDURE CODE, 42 PA. C.S.A. SECTIONS 8143 AND 8144, SECURES FUTURE ADVANCES AND THE MORTGAGEE IS OTHERWISE ENTITLED
TO THE RIGHTS, BENEFITS AND PRIVILEGES PROVIDED IN SAID 42 PA. C.S.A. SECTIONS 8143 AND 8144, AS THOSE SECTIONS MAY BE AMENDED OR SUPPLEMENTED FROM TIME
TO TIME.

                  THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (this "Mortgage"), dated as of August 24 1999 by and between POLYCHEM CORPORATION, A PENNSYLVANIA CORPORATION, whose permanent mailing address is Franklin Avenue and Grant Street, Phoenixville, Pennsylvania 19460 (hereinafter called "Mortgagor") and PUBLIC SCHOOL EMPLOYES' RETIREMENT BOARD, an Administrative Board of the Commonwealth of Pennsylvania transacting business in the name of the PUBLIC SCHOOL EMPLOYES' RETIREMENT SYSTEM (PSERS), having an office at 5 North 5th Street, 4th Floor, Harrisburg, Pennsylvania 17108 (hereinafter called "Mortgagee").

                  WITNESSETH, that in consideration of the premises and to secure the payment of both the principal of, and interest and any other sums payable on, that certain Balloon Mortgage Note of even date herewith (the "Note"), including all future advances (as hereinafter defined) or this Mortgage and the performance and observance of all of the provisions hereof and of the Note and other related loan documents, Mortgagor hereby grants, sells, warrants, conveys, assigns, transfers, mortgages, pledges, grants a security interest in and sets over and confirms unto Mortgagee, its successors and assigns, all of Mortgagor's estate, right, title, interest, property, claim and demand in and to that certain real property located at, Franklin Avenue and Grant Street, Borough of Phoenixville, Chester County, Pennsylvania more particularly described in Exhibit "A" .

                  TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to said real property, all easements, rights of way and rights used in connection with said real property, all buildings, structures and other improvements now or hereafter located on said real property and all fixtures, appliances, apparatus, equipment, furnishings, heating and air conditioning systems and equipment and other articles of personal property, now or hereafter affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, occupancy, or operation of the said real property, all licenses and permits used or required in connection with the use of said real property, all leases of said real property now or hereafter entered into and all right, title and interest of Mortgagor thereunder, including without limitation, cash or securities deposited thereunder pursuant to said leases, and all rents, issues, proceeds, and profits accruing from said real property and together with all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitation, proceeds of insurance and condemnation awards, and all other proceeds, both cash and non-cash, of any and all of the foregoing (the foregoing said real property, tangible and intangible personal property hereinafter referred to collectively as the "Mortgaged Property").

                  TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and its successors and assigns forever.


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                  Mortgagor warrants that Mortgagor has a good and marketable title to an indefeasible fee estate in the real property comprising the Mortgaged Property, and good title to the other property comprising the Mortgaged Property, subject to no lien, charge, pledge, security interest or other encumbrance except such as Mortgagee has agreed to accept in writing and Mortgagor covenants that this Mortgage is and will remain a valid and enforceable mortgage on the Mortgaged Property subject only to the exceptions herein provided. Mortgagor has full power and lawful authority to mortgage the Mortgaged Property in the manner and form herein done or intended hereafter to be done. Mortgagor will preserve such title and will forever warrant and defend the validity and priority of the lien and security interest hereof against the claims and demands of all persons and parties whomsoever.

                  PROVIDED, HOWEVER, that if the Mortgagor shall pay to Mortgagee the indebtedness in the principal sum of ONE MILLION EIGHT HUNDRED EIGHTY THOUSAND DOLLARS ($1,880,000) as evidenced by that certain promissory note (the "Note") of even date herewith or any renewal or replacement of such Note, which by its term is expressly secured by this Mortgage, with interest and upon the terms as provided therein, and together with all other sums advanced by Mortgagee to or on behalf of Mortgagor pursuant to the Note or this Mortgage, and if the Mortgagor shall duly, promptly and fully pay, perform, discharge, execute, effect, complete and comply with and abide by each and every other of the stipulations, agreements, conditions and covenants of the Note (all the terms of which are incorporated herein by reference as though set forth fully herein), this Mortgage, and the other instruments referred to herein, then this Mortgage and the estate hereby created shall cease and terminate.

                  TO BETTER SECURE PAYMENT OF SAID INDEBTEDNESS, Mortgagor further covenants and agrees with the Mortgagee as follows:

                  1. Place of Payment and Costs of Collection. All indebtedness secured hereby shall be payable at Mortgagee's principal place of business, and, unless otherwise provided in the instrument evidencing said indebtedness, shall bear interest at the same rate per annum as the Note bears, from date of accrual of said indebtedness until paid. If the Note or any other indebtedness secured hereby shall be collected by legal proceedings or through a probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by the option given to the Mortgagee to mature same, Mortgagor agrees to pay all and singular, the costs, charges and expenses, including attorneys fees (through all stages of legal proceedings including pretrial, trial, appellate and administrative) reasonably incurred, or paid at any time by the Mortgagee because of the failure on the part of the Mortgagor to perform, comply with and abide by each and every one of the stipulations, agreements, conditions and covenants of the Note and this Mortgage, and every such payment shall bear interest at the default rate set forth in the Note from the date said expenses are incurred until the date Lender is reimbursed for said expenses.

                  2. Timely Payment. Mortgagor will pay all of the indebtedness secured hereby, together with the interest and other appurtenant charges thereon, when the same shall become due, in accordance with the terms of the Note or other instruments evidencing said indebtedness or evidencing any renewal, extension or modification of the same, or this Mortgage, all such sums to be payable in lawful money of the United States of America at Mortgagee's aforesaid principal office, or at such other place as Mortgagee may designate in writing. Payments shall not be deemed to be paid until said payments are received at Mortgagee's office.

                  3. Payment of Charges, Etc. Against Property; Liens. Mortgagor will immediately pay and discharge any taxes, assessments, levies, charges, liabilities, claims, liens, obligations, impositions and encumbrances of every nature and kind now on the Mortgaged Property, or that hereafter may be imposed, suffered, placed, levied or assessed thereon, or that hereafter may be

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levied or assessed upon this Mortgage or the indebtedness secured hereby, when due and payable according to law, before they become delinquent, and before any interest attached or any penalty is incurred, and produce receipts therefor upon demand; provided, however, that in the event of the passage of any such law or regulation imposing a tax or assessment against Mortgagee upon this Mortgage or the debt secured hereby, the entire indebtedness secured by this mortgage shall thereupon become immediately due and payable at the option of the Mortgagee. Mortgagor shall not create, permit to accrue or suffer to exist any assignment, mortgage, lien, security interest, pledge, conditional sale or other title retention agreement, encumbrance or charge of, in, to or upon the Mortgaged Property.

                  4. Escrow Account. Mortgagee requires monthly deposits by Mortgagor in a non-interest bearing account, together with and in addition to interest and principal, of a sum equal to one-twelfth (1/12) of the yearly taxes and assessments which may be levied against the Mortgaged Property, and one-twelfth (1/12) of the yearly premiums for insurance thereon. The amount of such taxes, assessments and premiums, when unknown, shall be estimated by Mortgagee. Such deposits shall be used by Mortgagee to pay such taxes, assessments and premiums when due. Any insufficiency of such account to pay such charges when due shall be paid by Mortgagor to Mortgagee on demand. If, by reason of any default by Mortgagor under any provision of this Mortgage, Mortgagee declares all sums secured hereby to be due and payable, Mortgagee may then apply any funds in said account against the entire indebtedness secured hereby. The enforceability of the covenants relating to taxes, assessments and insurance premiums herein otherwise provided shall not be affected except insofar as those obligations have been met by compliance with this paragraph. Mortgagee may from time to time at its option waive, and after any such waiver reinstate, any or all provisions hereof requiring such deposits, by notice to Mortgagor in writing. While any such waiver is in effect, Mortgagor shall pay taxes, assessments and insurance premiums as herein elsewhere provided.

                  5. Property Insurance. Mortgagor will keep the Mortgaged Property insured against loss or damage by fire, and all perils insured against by an extended coverage endorsement, rent or business interruption and such other risks and perils as Mortgagee in its discretion may require. Mortgagor shall obtain and deposit with Mortgagee fire, extended coverage, hazard and other perils insurance on the property in an amount equal to one hundred percent (100%) of the full replacement value of the improvements but in no event less than $1,880,000 and shall contain a standard mortgage clause with the loss payable to Mortgagee. The policy shall have a replacement cost endorsement and an inflation guard endorsement. Mortgagor shall also be required to obtain and deposit with Mortgagee rent loss insurance insuring the subject property to cover loss of rents for a period of one year, naming Mortgagee as loss payee. Mortgagor will further be required to maintain comprehensive general liability insurance for bodily injury (including death) and property damage in an amount not less than $1,000,000.00, naming Mortgagee as additional insured. In the event the Property is located in a flood hazard area, Mortgagor will obtain and deliver to Mortgagee the maximum available amount of flood insurance. The flood zone shall be clearly defined (e.g. Flood Zone A, Flood Zone, B, etc.) and the local definition of the flood zone shall be stated. All insurance policies required by Mortgagee shall be prepared for a period of not less than one year and shall be in amounts, form and substance satisfactory to Lender, with companies acceptable to them in favor of and in form acceptable to Mortgagee. The insurance company shall be required to have a Best Guide financial rating of no less than A and a size rating of IX or larger. All policies shall provide for a mandatory thirty (30) day written notice to Mortgagee prior to cancellation for any reason. The originals of such policies shall be delivered to and be held by Mortgagee. Any and all amounts received by Mortgagee under any of such policies may be applied by Mortgagee on the indebtedness secured hereby in such manner as Mortgagee may, in its sole discretion, elect or, at the option of Mortgagee, the entire amount so received or any part thereof may be released. Neither the application nor the release of any such amounts shall cure or waive any default. Upon exercise of the power of sale given in the Mortgage or other acquisition of the Mortgaged Property

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or any part thereof by Mortgagee, such policies shall become the absolute property of Mortgagee. Payments for such insurance shall be escrowed pursuant to paragraph four (4) of this Mortgage document.

                  6. Maintenance. Mortgagor shall maintain the Mortgaged Property in good condition and repair, including but not limited to the making of such repairs as Mortgagee may from time to time determine to be necessary for the preservation of the Mortgaged Property and shall not commit or permit any waste thereof, and Mortgagee shall have the right to inspect the Mortgaged Property on reasonable notice to Mortgagor.

                  7. Mortgagee's Right to Cure. If Mortgagor fails to pay or discharge any claim, lien or encumbrance on the Mortgaged Property, or to pay when due any tax or assessment or insurance premium required to be maintained hereunder, or to keep the Mortgaged Property in repair, or shall commit or permit waste, or if there be commenced any action or proceeding affecting the Mortgaged Property or the title thereto, or the interest of Mortgagee therein, including, but not limited to, eminent domain and bankruptcy or reorganization proceedings, then Mortgagee, at its option, may pay said claim, lien, encumbrance, tax assessment or premium, with right to subrogation thereunder, may make such repairs and take such steps as it deems advisable to prevent or cure such waste without being deemed in any manner guilty of trespass or forcible entry and detainer and without incurring any liability for any damage therefrom, and may appear in any such action or proceeding and retain counsel therein, and take such action therein as Mortgagee deems advisable, and for any of such purposes Mortgagee may advance such sums of money, including all costs, reasonable attorneys' fees and other items of expense as it deems necessary. Mortgagee shall be the sole judge of the legality, validity and priority of any such claim, lien, encumbrance, tax, assessment and premium and of the amount necessary to be paid in satisfaction thereof. Mortgagee shall not be held accountable for any delay in making any such payment, which delay may result in any additional interest, costs, charges, expenses or otherwise. All expenditures made by the Mortgagee in that connection, including reasonable attorneys' fees, shall bear interest at the Default Rate set forth in the Note from the date of expenditure and shall, at the option of the Mortgagee, be added to the unpaid principal amount due under the Note or be payable immediately and without demand and all such expenditures shall be secured by the lien of this Mortgage. In the case of any such payment by Mortgagee, the Mortgagor agrees to reimburse and indemnify the Mortgagee. Neither the right nor the exercise of the right herein granted unto the Mortgagee to make any such payments shall preclude the Mortgagee from exercising its option to cause the whole indebtedness secured hereby to become, immediately due and payable by reason of the Mortgagor's default in making such payments as hereinabove required.

                  8. Governmental Requirements. Mortgagor will observe, abide by and comply with all statutes, ordinances, orders, requirements or decrees relating to the Mortgaged Property by any federal, state or municipal authority or subdivision, and observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to, zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to said premises or which have been granted to or contracted for by Mortgagor in connection with any existing or presently contemplated use of said premises.

                  9. Condemnation Proceedings. In the event of condemnation proceedings of the Mortgaged Property, the award or compensation payable thereunder is assigned hereby to and shall be paid to Mortgagee. Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. In any such condemnation proceedings, Mortgagee may be represented by counsel selected by Mortgagee. The proceeds of any award or compensation so received shall, at the option of Mortgagee, either be applied to the prepayment of the Note and at the rate of interest provided therein, regardless of the rate of interest payable on the award by the condemning authority, or at

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the option of Mortgagee, such award shall be paid over to Mortgagor for restoration of the Mortgaged Property.

                  10. Assignment of Leases, Etc. Mortgagor hereby grants a first assignment and pledge to Mortgagee, as additional security for the payment of all indebtedness secured by this Mortgage, of any and all leases, written or oral, rents, income, profits, issues, revenues, from whatever source derived, existing now or hereafter on the Mortgaged Property covered hereby; and Mortgagor covenants to observe all the obligations of the lessor in any leases and not to do or permit to be done anything to impair the security thereof; not to execute any other assignment of lease or assignment of rents of the Mortgaged Property; and to give Mortgagee written notice of any alteration to or termination of an existing lease, or entry into a new lease; to assign and transfer to Mortgagee any and all further leases upon all or any part of the Mortgaged Property; to execute and deliver, at the request of Mortgagee, all such further assurances and assignments in the premises that, Mortgagee shall from time to time require; and upon Mortgagee's request, to provide Mortgagee with copies of all leases covered by the foregoing assignment; and Mortgagor authorizes the Mortgagee to take possession of the Mortgaged Property at any time there shall be any default in the payment of the indebtedness hereby secured or in the performance of any obligation herein contained, and have, hold, manage, lease and operate the same, on such terms and for such period of time as Mortgagee may deem proper, and to collect and receive all rents, issues and profits of the Mortgaged Property, with full power to make from time to time all alterations, renovations, repairs and replacements thereto as may seem proper to Mortgagee, and to apply such rents, issues and profits to the payment of (a) the costs of collection and administration and of all such alterations, renovations, repairs and replacements, and expenses incident to taking and retaining possession of the Mortgaged Property, and the management and operation thereof, and keeping the same properly insured, and (b) all taxes, charges, claims, assessments, and any other liens on the Mortgaged Property, and (c) the indebtedness, secured hereby, together with all costs and attorneys fees, in such order or priority as to any of such items as Mortgagee in its sole discretion may determine any statute, law, custom or use. Provided, however, Mortgagee shall not be obligated to perform or discharge, any obligation, duty or liability under any leases, and Mortgagor shall and does hereby agree to indemnify Mortgagee for and to hold Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under said leases or under or by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said leases; and further provided, that permission is hereby given to Mortgagor, so long as no default exists, to collect, take, use and enjoy such rents, income, profits, issues and revenues as they become due and payable.


                  11. Alterations to Property. Mortgagor will first obtain the written consent of Mortgagee, such consent to be granted or withheld at the sole discretion of Mortgagee, before (a) removing or demolishing any building now or hereafter erected on the premises, (b) altering the arrangement, design or structural character thereof, (c) making any repairs which involve the removal of structural parts or the exposure of the interior of such building to the elements, (d) cutting or removing or permitting the cutting and removal of any trees or timber on the Mortgaged Property, or (e) removing or exchanging any tangible personal property which is part of the Mortgaged Property.

                  12. Indications of Insolvency. It shall be a default hereunder if Mortgagor shall (a) consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of the Mortgagor's assets, or (b) be adjudicated a bankrupt or insolvent, or file a voluntary Petition in Bankruptcy, or admit in writing its inability to pay its debts as they become due, or (c) make a general assignment for the benefit of creditors, or (d) file a Petition or Answer seeking reorganization or arrangement of creditors, or to take advantage of any insolvency law, or (e) file an Answer admitting the material allegations of the Petition filed against the Mortgagor in any bankruptcy, reorganization

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or insolvency proceeding, or (f) itself take action for the purpose of effecting any of the foregoing, or (g) if any order, judgment or decree shall be entered upon an application of a creditor of Mortgagor by a court of competent jurisdiction approving a Petition seeking appointment of a receiver, or trustee of all or a substantial part of the Mortgagor's assets and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days.

                  13. Default. In (a) the event of any breach or default of this Mortgage, the Note, or related loan documents, or if any of said sums of money or interest referred to herein or in the Note be not fully paid when due without demand or notice; or (b) the occurrence of any event, circumstance or proceeding that, in the good faith determination of the Mortgagee, materially adversely affects the credit or financial condition of the Mortgagor, including without limitation, any change in the financial condition of Mortgagor or the value of the Mortgaged Property as reflected in any financial information furnished to Mortgagee pursuant to paragraph Nineteen (19) herein or otherwise that is materially adverse in Mortgagee's good faith judgment; or (c) there has been an event or occurrence that, in the good faith determination of Mortgagee, causes the Mortgagee to deem itself insecure; or (d) Mortgagee shall be given notice from Mortgagor as provided for in Chapter 81 of the Pennsylvania Judiciary and Judicial Procedure Code, 42, PA.C.S.A. Section 8143(c), purporting to limit the Indebtedness secured by this Mortgage, or purporting to release the obligation of Mortgagee to make any further advances, or (e) if the stipulations, agreements, conditions, and covenants of the Note, this Mortgage, or other related loan documents are not duly, promptly and fully performed, then in either or any such event (a "default" hereunder), the said aggregate sum mentioned in the Note then remaining unpaid, with interest accrued to that time, any prepayment penalty, to the extent allowed by law, and all monies secured hereby, shall become due and payable forthwith, or thereafter at the option of the Mortgagee, without notice or demand which are hereby expressly waived, as fully and completely as if all of said sums of money were originally stipulated to be paid on such day, anything in the Note, this Mortgage or the other instruments referred to herein to the contrary notwithstanding; and thereupon or thereafter, at the option of the Mortgagee, Mortgagee may avail itself of all rights and remedies, at law or in equity, and this Mortgage may be foreclosed with all rights and remedies afforded by the laws of Pennsylvania and Mortgagor shall pay all costs, charges, and expenses thereof, including reasonable attorney's fees, including all such costs, expenses and attorneys fees, for any retrial, rehearing or appeal. All such expenses shall bear interest at the Default Rate set forth in the Note from the date said expenses are incurred until the date Mortgagee is reimbursed for said expenses. The indebtedness secured hereby shall bear interest at the Default Rate set forth in the Note from and after the date of any such default of Mortgagor. The Mortgagee may, at its option, collect a late charge as may be provided for in the Note, to reimburse the Mortgagee for expenses in collecting and servicing such installment payments. In addition, upon any default hereunder, Mortgagee shall have the right to enter and take possession of the Mortgaged Property or any part thereof and exclude Mortgagor and all persons claiming under Mortgagor wholly or partly therefrom. For the purposes of the remedies afforded Mortgagee hereunder, Mortgagor hereby authorizes any attorney of any court of record to appear for Mortgagor to sign an agreement for entering an amicable action of ejectment for possession of any of the Mortgaged Property and to confess judgment thereon against Mortgagor in favor of Mortgagee, whereupon a writ may forthwith issue for the immediate possession of any of the Mortgaged Property, without any prior writ or proceeding whatsoever; and for so doing, this Mortgage or a copy hereof verified by affidavit shall be a sufficient warrant.

                  14. Appointment of Receiver. It is further agreed that the Mortgagee, upon default by Mortgagor, shall be entitled to the appointment of a receiver of the Mortgaged Property as a matter of absolute right and without notice; with power to collect the rents, issues and profits of the Mortgaged Property due and coming due during the pendency of such foreclosure suit, without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the broad and effective functions and powers in any way entrusted by a court of equity. Mortgagor, for itself and any subsequent owner, hereby waives any and all defenses to the

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application for a receiver as above provided, and hereby specifically consents to such appointment without notice; but nothing herein contained is to be construed to deprive the Mortgagee of any other right, remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver of the rents and profits and the assignment of such rents and profits is made an express condition upon which the loan hereby secured is made. The expenses incurred pursuant to the powers herein contained shall be an additional indebtedness secured by the lien of this Mortgage.

                  15. Waiver of Stay, Extension, Moratorium Laws; Equity of Redemption. Mortgagor shall not at any time (a) insist upon, plead or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law or (b) claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of the Mortgaged Property prior to any sale or sales thereof which may be made under or by virtue of the provisions hereof; and Mortgagor hereby waives all benefit or advantage of any such law or laws. Mortgagor, for itself and all who may claim under it, hereby waives any and all rights and equities of redemption from sale under any order or decree of foreclosure of this Mortgage and all notice or notices of seizure, and all right to have the Mortgaged Property marshalled upon any foreclosure hereof. Mortgagee shall not be obligated to pursue or exhaust its rights or remedies as against any part of the Mortgaged Property before proceeding against any other part thereof and Mortgagor hereby waives any right or claim of right to have Mortgagee proceed in any particular order. Mortgagor hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Mortgagee under this Mortgage.

                  16. Waiver of Default. No waiver of any default on the part of Mortgagor or of any breach of any of the provisions of this Mortgage shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time.

                  17. Additional Rights of Mortgagee. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of any indebtedness secured hereby or for performance of any obligation contained herein,and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of said Note, and without notice or consent:

                           (a)  Release any person liable for payment of all or
any part of the indebtedness or for performance of any obligation;

                           (b) Make any agreement extending the time or
otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

                           (c) Exercise or refrain from exercising or waive any
right Mortgagee may have;

                           (d)  Accept additional security of any kind; or

                           (e) Release or otherwise deal with any property, real
or personal, securing the indebtedness, including all or any part of the Mortgaged Property.


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                  18. Priority of Liens. Any agreement hereafter made by
Mortgagor and Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

                  19. Financial Statements. At the option of Mortgagee, Mortgagor shall provide Mortgagee with periodic statements of the operations of and the financial condition of Mortgagor, the Mortgaged Property and any guarantors of the indebtedness secured hereby, certified by Mortgagor, and if Mortgagee shall require, by an independent certified public accountant to insure that there has been no material adverse change in the condition (financial or otherwise), business, prospects or operations of the Borrower. With the foregoing, and at any other time upon Mortgagee's request, Mortgagor shall furnish a rent schedule for the Mortgaged Property, certified by Mortgagor, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, and the rent payable and the rent paid.

                  20. Assumption of Note and Mortgage. The loan represented by this Mortgage and Note is personal to the Mortgagor and the Mortgagee made the loan to the Mortgagor based upon the credit of the Mortgagor and the Mortgagee's judgment of the ability of the Mortgagor to repay all sums due under this Mortgage, and therefore this Mortgage may not be assumed by any subsequent holder of an interest in the Mortgaged Property without Mortgagee's prior written consent. If all or any part of the Mortgaged Property, or any interest therein, is sold, conveyed, transferred (including a transfer by agreement for deed or land contract), or further encumbered by Mortgagor without Mortgagee's prior written consent, then in that event, Mortgagee may declare all sums secured by this Mortgage immediately due and payable.

                  21.  Hazardous Substances.

                           (a)  For purposes of this Section 21, the terms
"Hazardous Substances" and "Environmental Laws" shall be defined as follows:
"Hazardous Substances" shall mean any hazardous waste,hazardous substance, toxic substance, pollutant or contaminant as defined or listed under any of the Environmental Laws, and shall include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") and the list of toxic pollutants designated by Congress or the EPA. "Environmental Laws", shall mean any and all federal, state or local statutes, laws, ordinances, codes, rules, orders or regulations which govern, regulate or otherwise relate to the generation, use, storage, transportation, handling, release, threat of release, emission, discharge or disposal of any Hazardous Substances or any petroleum products including gasoline, fuel oil, heating oil, motor oil and waste oil ("Petroleum Products"), including without limitation the laws and regulations provided pursuant to or under the (i) Resource Conservation and Recovery Act of 1976 as amended, 42 U.S.C. Section 6901 et seq.; (ii) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA") and (iii) the Clean Water Act, as amended, 33 U.S.C.
Section 1251 et seq.; and the Pennsylvania Hazardous Site Cleanup Act ("HSCA") 35 P.S. Section 6020.101 et seq.

                           (b) Mortgagor hereby represents and warrants the
following:

                                    (1)  Neither Mortgagor nor any users or
occupants of the Mortgaged Property ("Occupants") has ever used the Mortgaged Property for the storage of any Hazardous Substances or Petroleum Products.

                                    (2) Mortgagor and/or the Occupants have
obtained all permits, licenses and other authorizations which are required under the Environmental Laws with respect to the condition, use and occupancy of the Mortgaged Property and are in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations and are

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also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws with respect to the condition, use and occupancy of the Mortgaged Property.

                                    (3) Neither Mortgagor nor the Occupants has
received notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans with respect to the condition, use or occupancy of the Mortgaged Property which may interfere with, violate, or prevent compliance or continued compliance in any material respect with the Environmental Laws or which may give rise to any material common law or legal liabilities or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation with respect to the Mortgaged Property pursuant to the Environmental Laws.

                                    (4) There is no civil, criminal or
administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened with respect to the condition, use or occupancy of the Mortgaged Property, pursuant to the Environmental Laws.

                                    (5) Mortgagor and the Occupants have
operated the Mortgaged Property and have at all times received, handled, used, stored, treated, shipped and disposed of all Hazardous Substances and Petroleum Products in strict compliance with the Environmental Laws.

                                    (6) No Hazardous Substance or Petroleum
Products are present on, in or under the Mortgaged Property.

                           (c) Mortgagor agrees to comply with all Environmental
Laws and, with respect to Occupants, use its best efforts to assure that Occupants comply with all Environmental Laws with respect to the condition, use and occupancy of the Mortgaged Property.

                           (d) Mortgagor hereby agrees to defend and indemnify
Mortgagee and hold Mortgagee harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Mortgagee (hereinafter "Claims"), by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on, in or under; or the escape, seepage, leakage, spillage, discharge, emission, release or threatened release on, in, under or from the Mortgaged Property of any Petroleum Products or Hazardous Substances including, without limitation, any "Claims" asserted or arising under the Environmental Laws.

                           (e) If Mortgagor receives any notice of (i) the
happening of any material event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance or Petroleum Products on, in or under the Mortgaged Property, or in connection with Mortgagor's or Occupants' operations thereon or (ii) any complaint, order, citation or material notice with regard to air emissions, water discharges, or any other environmental, health or safety matter relating to the condition, use or occupancy of the Mortgaged Property (an "Environmental Complaint") from any person or entity (including without limitation the EPA) then Mortgagor shall immediately notify Mortgagee orally and in writing of said notice.

                           (f) Mortgagee shall have the right but not the
obligation, and without limitation of Mortgagee's rights under this Mortgage to enter onto the Mortgaged Property and to take such other action as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, an Environmental Complaint or the presence on, in or under the Mortgaged Property of any Hazardous Substances or Petroleum Products which could result in an order, suit or other action against Mortgagor and/or which, in the sole opinion of Mortgagee, could

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jeopardize its security under this Mortgage. All reasonable costs and expenses incurred by Mortgagee in the exercise of any such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand.

                           (g) Mortgagee shall have the right, in its sole
discretion, to require Mortgagor to periodically (but not more frequently than annually unless an Environmental complaint is then outstanding) perform (at Mortgagor's expense) an environmental audit and, if deemed necessary to Mortgagee, an environmental risk assessment, each of which must be satisfactory to Mortgagee, with respect to the condition, use and occupancy of the Mortgaged Property. Said audit and/or risk assessment must be undertaken by an environmental consultant satisfactory to Mortgagee. Should Mortgagor fail to perform said environmental audit or risk assessment within 30 days of the Mortgagee's written request, Mortgagee shall have the right but not the obligation to retain an environmental consultant to perform said environmental audit and risk assessment. All costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand or charged to Mortgagor's loan balance at the discretion of Mortgagee.

                  22. Authority of Mortgagor. Mortgagor represents and warrants that it has full power and authority to consummate the transactions contemplated hereby.

                  23. Severability. If any one or more of the provisions contained in this Mortgage for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Mortgage.

                  24. Successors. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, successors and assigns of Mortgagor and Mortgagee. Whenever used, the singular name shall include the plural, the singular, and the use of any gender shall be applicable to all genders. When executed by two or more persons or entities as Mortgagor, the parties so executing shall be bound jointly and severally. The term "Mortgagee" shall also include any lawful owner, holder or pledgee of any indebtedness secured hereby.

                  25. Security Agreement. This Mortgage shall be construed as both a plant mortgage of real property and an assignment and pledge of leases, rents, income, profits, issues, revenues, and it shall also constitute and serve as a "Security Agreement" within the meaning of and shall create a security interest under the Uniform Commercial Code of the Commonwealth of Pennsylvania. The Mortgagee shall have all the rights with respect to all property encumbered hereby afforded to the Mortgagee or Secured Party as the case may be under the Uniform Commercial Code of the Commonwealth of Pennsylvania, in addition to, but not in limitation of, the other rights afforded the Mortgagee by this Mortgage.

                  26. Further Assurances. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time require in order to preserve the priority of the lien of this Mortgage or to facilitate the performance of the terms hereof.

                  27. Modification. No modification hereof shall be effective between the Mortgagor and the Mortgagee unless it is in writing and duly executed by the party to be bound.

                  28. Notices. Any notices made hereunder shall be made in writing and shall be effective when delivered personally or when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:


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         To Mortgagee:                     PUBLIC SCHOOL EMPLOYES' RETIREMENT
                                           SYSTEM
                                           5 North 5th Street, 4th Floor
                                           Harrisburg, PA 17108

         With a copy to:                   Legg Mason Real Estate Services, Inc.
                                           1735 Market Street, 12th Floor
                                           Philadelphia, PA 19103


         To Mortgagor:                     Paul A. DeJuliis
                                           Polychem Corporation
                                           Franklin Avenue and Grant Street
                                           Phoenixville, PA 19460

or at such other addresses as may be designated in writing from time to time.

                  29. Headings. The captions, headings and titles to sections of this Agreement are for convenience of reference only, and shall in no way restrict or affect, or be in any way an interpretation of, the provisions of any such section of this Agreement.

                  30. Governing Law. This Mortgage shall be governed by and enforced in accordance with the Laws of the Commonwealth of Pennsylvania.

                  IN WITNESS WHEREOF, the said Mortgagor has executed this Mortgage on the day and year first above written.

WITNESS/ATTEST                             MORTGAGOR:

                                           POLYCHEM CORPORATION, A PENNSYLVANIA
                                           CORPORATION


                                           By:   /s/ Paul A. DeJuliis
---------------------------                   ---------------------------------
                                              PAUL A. DEJULIIS, CHAIRMAN & CEO







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